UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 30, 2017 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 1, 2017, Heska Corporation (the “Company”) announced the promotion of Ms. Catherine Grassman to Vice President, Chief Accounting Officer and Controller of the Company, following the departure on November 30, 2017 of Mr. John McMahon, who was serving as the Company’s Vice President and Chief Financial Officer. Ms. Grassman’s annual salary rate was increased to $210,000 effective December 1, 2017. Effective with her promotion, Ms. Grassman is the Company’s principal financial and principal accounting officer, and it is anticipated that, as such, she will provide certifications required by Rules 13a-14(a) and 13a-14(b) promulgated under the Securities Exchange Act of 1934 to be included in the Company’s upcoming Annual Report on Form 10-K.
Ms. Grassman, who is 41 years old, has been Heska’s Corporate Controller since January 2017. Previously, Ms. Grassman was with PricewaterhouseCoopers, LLP, an unaffiliated international public accounting firm, for 15 years, most recently as Senior Manager. She is licensed in Colorado as a certified public accountant and possesses a Masters of Accountancy and a Bachelors of Accounting. Ms. Grassman is expected to serve the Company in this new capacity at the pleasure of the Board of Directors for the foreseeable future and until her further promotion or earlier resignation or removal. A copy of the press release announcing Ms. Grassman’s promotion is attached as an exhibit to this current report and incorporated herein by reference.
There are no arrangements or understandings between Ms. Grassman and any other person in connection with her appointment to her new position at the Company, and she does not have any family relationships with any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Finally, there are no “related person” transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Grassman and the Company, and she did not enter into any new plans, contracts or arrangements with the Company in connection with her promotion.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release of the Company dated December 1, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: December 5, 2017	By: /s/ Jason A. Napolitano Jason A. Napolitano Chief Operating Officer, Chief Strategist and Secretary